              Consent of Independent Certified Public Accountants
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The Board of Directors
AM Communications, Inc. and Subsidiary


         We have issued our report dated June 13, 2001 accompanying the financial statements included in the Annual Report of AM Communications, Inc. and Subsidiary on Form 10-KSB for the year ended March 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of AM Communications, Inc. on Forms S-8 (File No. 333-32826, effective March 20, 2000, File No. 333-35988 effective May 1, 2000).


/s/ Grant Thornton LLP
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Grant Thornton LLP
Philadelphia, Pennsylvania
June 29, 2001